LETTER OF TRANSMITTAL
With Respect to the
Offer to Purchase for Cash Consideration of $31.00 per Depositary Unit (the “Cash Consideration”)
up to 2,950,001 of the outstanding Depositary Units of
EASTERN AMERICAN NATURAL GAS TRUST
or
Offer to Exchange
Each Outstanding Depositary Unit of
EASTERN AMERICAN NATURAL GAS TRUST
for One Whole Common Unit of
ENSOURCE ENERGY INCOME FUND LP
Representing Limited Partner Interests and
a Pro Rata Portion of
a Special Cash Distribution of
$5.9 million for Depositary Units (the “Exchange Consideration”) Accepted for Exchange
THIS LETTER OF TRANSMITTAL, TOGETHER WITH CERTIFICATES REPRESENTING YOUR DEPOSITARY UNITS, MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 25, 2006.
Please Review the Entire Letter of Transmittal Before Completing and Returning the Instructions Attached.
This Letter of Transmittal is to be completed either by:

—	a broker or banking institution who holds certificates for depositary units of Eastern American Natural Gas Trust (“NGT”) on behalf of such broker’s or banking institution’s client; or

—	a beneficial owner of depositary units of NGT who holds certificates for such depositary units.
      If you are a beneficial owner of depositary units and certificates representing such depositary units are held for you by a broker or banking institution, please do not mail or deliver this Letter of Transmittal to Computershare Trust Company, Inc., the Exchange Agent. Instead, please return your instructions entitled “Instructions to Record Holder” to the appropriate broker or banking institution with sufficient time to permit the broker or banking institution to submit a tender on your behalf prior to the expiration date.
      If you are a beneficial owner or broker or banking institution who holds certificates representing depositary units, mail or deliver this Letter of Transmittal, or a facsimile hereof, together with the certificates representing your depositary units, to the Exchange Agent at the following addresses:
Computershare Trust Company, Inc.
350 Indiana Street, Suite 800
Golden, Colorado 80401
Attention: Corporate Actions
Telephone: (800) 962-4284 Facsimile: (303) 262-0606
      IF YOU HOLD CERTIFICATES REPRESENTING DEPOSITARY UNITS, DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. PLEASE CAREFULLY READ THIS ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS, AND ENSOURCE ENERGY INCOME FUND LP’S PROSPECTUS DATED JULY 31, 2006 BEFORE COMPLETING THIS LETTER OF TRANSMITTAL. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF ENSOURCE ENERGY INCOME FUND LP’S PROSPECTUS DATED JULY 31, 2006 AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

To the Unitholders of the Eastern American Natural Gas Trust (“NGT Unitholders”):
      The Ensource Energy Income Fund LP (“Fund”), through its newly formed general partner, Ensource Energy LLC, is pleased to furnish to you the enclosed prospectus, dated July 31, 2006, setting forth our revised offer for the consideration of the NGT Unitholders along with a revised letter of transmittal for the revised offer. Pursuant to our revised offer, NGT Unitholders now have the option to either:

(i) exchange their depositary units for common units of the Fund on a one-for-one basis, participate pro rata in the special cash distribution of $5.9 million (collectively the “exchange consideration”) and join with our new general partner, the largest owners of which are Lehman Brothers Inc. and affiliates of Ospraie Management, LLC, in creating a master limited partnership (“MLP”) focused on growth through acquisitions in the upstream energy sector, or

(ii) tender their units for $31.00 per unit paid in cash, which is a 14.3% premium to the average closing price of the NGT depositary units for the 30 trading days prior to the public announcement of our intention to make this revised offer, including the distributions paid by NGT on June 15, 2006 and to the estimated net asset value. This cash option is limited to the purchase of a majority of the outstanding depositary units (2,950,001). If more than a majority of the units elect to accept the cash offer, then the cash consideration will be pro-rated among the NGT Unitholders for up to a maximum of 2,950,001 depositary units, and holders of the excess units so tendered will be deemed to have elected the exchange consideration and will receive common units in the Fund, along with a proportionate share of the special cash distribution.
      For example, assuming an NGT Unitholder with 1000 NGT depositary units tenders for cash and a total of 4 million NGT depositary units are tendered for cash, then such NGT Unitholder would receive the following:

•	$22,8622.50, being 2,950,001/4,000,000 X 1000 units X $31.00 per unit, plus

•	262 common units in the Fund, being 1000 units — (2,950,001/4,000,000 X 1000), plus

•	$386.45 in special cash distribution, being $5,900,000/4,000,000 or $1.475 X 262 common units
The New General Partner: Ensource Energy, LLC
      As we announced in our press release on May 15, 2006, Ensource Energy, LLC, a newly formed limited liability company, has assumed the General Partner’s interest in the Fund. This new entity has capital commitments, subject to certain conditions, for $40.0 million from Lehman Brothers Inc., the global investment bank, affiliates of Ospraie Management, LLC, an investment firm focused on commodity and basic industries, Ensource management and certain of its investors. Under the guidance of Lehman and Ospraie, leaders in energy investing, along with our experienced Board of Directors and management team, we believe we have the expertise in place to evaluate and consummate quality acquisitions on behalf of the Fund.
The Exchange Option: Creating Immediate Value and Opportunity for Longer-Term Capital Appreciation
      NGT Unitholders who elect the exchange consideration option will have the opportunity to participate in the transformation of an inefficient, passive, fixed term entity with no management or operating expertise, into an active, growth vehicle led by our General Partner, which we believe will provide the Fund unitholders increased distributions and capital appreciation. Our business model, patterned after the successful Canadian Royalty Trusts and US MLPs, follows a simple strategic approach:

•	Participate in the lowest risk segment of the upstream energy market by acquiring interests in developed oil and/or natural gas assets with a proven production profile and expense history;

•	Manage commodity price risk exposure to ensure distributions to our unitholders from the existing trust oil and gas interests (“legacy assets”) and on properties to be acquired in the future;

•	Maintain a robust distribution while ensuring a strong balance sheet;

•	Focus on creating value for all Fund unitholders through strategic acquisitions of producing oil and gas assets and other growth-oriented initiatives; and

•	Provide unitholders with the ability to trade their Fund units on a national stock exchange.
      The structure of the exchange option, which includes participation in the $5.9 million special cash distribution, the ability to participate in future preference distributions to the Fund unitholders and a significant equity commitment by the General Partner, aligns our financial interests with those of the Fund’s unitholders and provides the Fund unitholders assurance that an experienced investor group, management team and Board of Directors will be working on their behalf to build unitholder value.
      The NGT trust was created in 1993 under a different commodity and interest rate environment and sold to investors based on certain expectations. Today, over fifty percent (50%) of the net asset value of the trust, being the zero coupon bonds, contributes no cash economic returns to the NGT Unitholders, a percentage that will increase as the legacy assets continue to deplete. Upon completion of this transaction, NGT Unitholders that elect the exchange consideration option have the opportunity to participate in the value we expect to create through distributions and capital appreciation as we draw on the General Partner’s equity commitment and reinvest non-income producing assets into oil and gas assets that generate cash flow for distribution to the Fund unitholders.
The Cash Option: A Premium Price in Today’s Market
      In this revised offer, we are offering to purchase up to 2,950,001 of the outstanding depositary units at a price of $31.00 per unit, for a total investment of approximately $91.5 million. This cash consideration option, which reflects a 14.3% premium to the 30 day average closing price of NGT prior to our announcement of the revised offer, inclusive of the distribution paid by NGT on June 15, 2006 and presents NGT Unitholders with the opportunity to sell their units at what we believe is a significant premium to the trust’s net asset value taking into account the current price of the zero coupon bonds and the current price of natural gas.
      We have been working these past few months to put together a revised offer to provide the NGT Unitholders with two attractive choices:
      (1) join with our new General Partner and participate in the special cash distribution, followed by potential growth in distributions and potential for capital appreciation as we establish an actively-managed MLP for investors focused on the acquisition of interests in mature oil and gas producing properties in the United States, or
      (2) sell their NGT depositary units at a significant premium to the market.
      Before making a decision to participate in our revised offer, you should read the factors described under the caption “Risk Factors” that begins on page 63 of the enclosed prospectus.
      Should any NGT Unitholders, brokers or other parties wish to speak with us directly about this revised offer, we can be contacted on our toll free number at 888-844-1784.
      If you have any questions about the process of tendering units, please contact Georgeson Shareholder Communications at 800-279-4514.
Very Truly Yours,

Scott W. Smith President	Marshall M. Eubank Chief Financial Officer

Where You Can Get More Information
      This is neither an offer to purchase nor a solicitation of an offer to sell any securities. Any offer will be made only through a registration statement and related materials. In connection with the offer, Ensource Energy Income Fund LP (“Ensource”) has filed a registration statement on Form S-4 (containing a prospectus) with the Securities and Exchange Commission (the “SEC”). Investors and security holders of Eastern American Natural Gas Trust (“NGT”) are advised to read these disclosure materials (and any other disclosure materials filed with the SEC when they become available) because these materials contain important information. Investors and security holders may obtain a free copy of the disclosure materials and other documents filed by Ensource with the SEC at the SEC’s website at www.sec.gov. The disclosure materials and other documents of Ensource may also be obtained from Ensource upon request by directing such request to Ensource’s Information Agent, Georgeson Shareholder Communications, Inc., 17 State Street, New York, NY 10004, E-mail: ensource@gscorp.com. Banks and brokerage firms please call: 1-212-440-9800. Shareholders please call: 1-800-279-4514.
      The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-279-4514.
Summary Description of Exchange Offer

Bidder:	Ensource Energy Income Fund LP, Ensource Energy LLC, Lehman Brothers, Inc., The Ospraie Fund L.P. and Ospraie Special Opportunities Master Alternative Holdings LLC
Subject Company: Eastern American Natural Gas Trust
(Registration No. 333-126068)
      Pursuant to the terms of the offer, Ensource is offering the current NGT Unitholders the right to sell their NGT depositary units for cash consideration of $31.00 per unit (up to a majority of the outstanding depositary units) or tender all of their NGT depositary units in exchange for: (i) one whole common unit of Ensource; and (ii) a pro-rata share of a $5.9 million special cash distribution to be paid by Ensource to holders of NGT depositary units accepted by Ensource in this offer (subject to a reduction based on the number of depositary units that accept the cash tender option). The offer will remain open until August 25, 2006, unless extended. If Ensource elects to extend the exchange offer, it will inform the exchange agent of that fact and will make a public announcement of the extension, not later than 9:00 a.m., New York City time, on the business day after the day on which the exchange offer was scheduled to expire. The complete terms and conditions of the exchange offer and related transactions are set forth in the prospectus that is a part of the registration statement filed by Ensource with the SEC, as amended from time to time.
Forward-Looking Statements
      This letter contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are forward-looking statements. Included among forward-looking statements are, among other things statements regarding Ensource’s business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the payment of distributions to Ensource’s limited partners. Although Ensource believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Ensource’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Ensource’s periodic reports that are filed with and available from the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this letter. Other than as required under the securities laws, Ensource does not assume a duty to update these forward-looking statements.

DESCRIPTION OF DEPOSITARY UNITS SURRENDERED
(see Instructions 1 and 6)

Total Number of
Name and Address(es) of Registered Holder(s)	Certificate Number(s)	Depositary Units
or Beneficial Owner(s), as Applicable	(Attach Additional	Represented by	Number of Depositary
(Please Fill in Exactly as Name(s) Appear on Certificate(s))	List if Necessary)	Certificate	Units Delivered*

Total Depositary Units*:

* Tender of depositary units may be only in denominations of 50 or an integral multiple thereof.

ELECTION OPTIONS (MARK ONLY ONE BOX)

☐	EXCHANGE ELECTION or NO ELECTION: Exchange all depositary units of NGT listed above for common units of Ensource Energy Income Fund LP (you will receive cash in lieu of any fractional common units) (“Exchange Consideration Election”)

☐	ALL CASH ELECTION: Exchange all depositary units of NGT listed above for cash (“Cash Consideration Election”).
IMPORTANT: IF YOU DO NOT SELECT AN OPTION OR SELECT MORE THAN ONE, IT WILL BE ASSUMED THAT AS TO THESE DEPOSITARY UNITS OF NGT YOU HAVE NO PREFERENCE AND THE DEPOSITARY UNITS OF NGT SHALL BE DESIGNATED EXCHANGE CONSIDERATION ELECTION DEPOSITARY UNITS. IN ADDITION, YOUR ELECTION IS SUBJECT TO CERTAIN LIMITS AND ALLOCATION PROCEDURES SET FORTH IN THE PROSPECTUS.

☐	CHECK HERE IF CERTIFICATES FOR TENDERED DEPOSITARY UNITS ARE ENCLOSED HEREWITH.

☐	CHECK HERE IF TENDERED DEPOSITARY UNITS ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):
Name(s) of registered holder(s) of Depositary Units:

Date of Execution of Notice of Guaranteed Delivery:

Window ticket number (if available):

Name of Eligible Institution that Guaranteed Delivery:

Please attach a photo copy of the Notice of Guaranteed Delivery previously delivered to the Exchange Agent.
      Ensource Energy Income Fund LP (the “Partnership”) will issue common units of the Partnership (the “Common Units”) by direct registration through the Exchange Agent’s Direct Registration System (“DRS”), to which the undersigned is entitled in the name of the undersigned shown above (unless a different name is indicated in the Special Issuance Instructions box below), for delivery by mail to the address shown above (unless a different address is indicated in the Special Delivery Instructions box or the Special Issuance Instructions box below) or by book-entry transfer to an account maintained on the undersigned’s behalf at the Depository Trust Company (“DTC”).
      The Partnership has registered this tender and exchange offer with the Securities and Exchange Commission under the Securities Act of 1933 pursuant to a Registration Statement on Form S-4 (the “Registration Statement”), including a form of prospectus (the “Prospectus”) dated July 31, 2006. Pursuant to the Prospectus, and this Letter of Transmittal, which together constitute the Partnership’s offer (the “Offer”), the undersigned hereby surrenders the number of depositary units, represented by the certificate(s) described above (the “Certificates”) to the Exchange Agent. In exchange for every depositary unit tendered for the Exchange Consideration by holders of record of depositary units, depositary unitholders of record will receive one Common Unit and a pro rata share of a special cash distribution of $5.9 million for each depositary unit accepted for exchange. In exchange for every depositary unit tendered for Cash Consideration by holders of record of depositary units, depositary unitholders of record will receive $31.00 per depositary unit except when more than 2,950,001 depositary units are tendered for the Cash Consideration, in which case, the cash consideration will be paid for a pro rata portion of the depositary units tendered for the Cash Consideration and the remaining depositary units will be treated as having been tendered for exchange. In compliance with the custodial deposit agreement governing the depositary units, a tender of depositary units for exchange may be made in only in denominations of 50 or an integral multiple thereof.
      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, estates, successors and assigns of the undersigned. The undersigned hereby represents and warrants that the undersigned is the owner of the depositary units delivered hereby and has full power and authority to submit and sell or exchange the depositary units delivered for purchase or exchange hereby. The undersigned further represents and warrants that, when the depositary units tendered hereby are accepted for purchase or exchange, the Partnership will acquire good, marketable and unencumbered titled thereto, free and clear of all liens, restrictions, charges, claims and encumbrances. The undersigned understands that the Partnership’s acceptance of properly tendered depositary units will constitute a binding agreement between the undersigned and the Partnership upon the terms and subject to the conditions of the Offer.
      Upon the terms and subject to the conditions of the Offer and subject to the acceptance of the depositary units tendered hereby by the Partnership, the undersigned hereby sells, assigns and transfers to the Partnership all right, title and interest in and to all of the depositary units that are being tendered hereby. In addition, the undersigned hereby transfers and assigns to the Partnership any and all claims, demands or causes of action that the undersigned has or may have, known or unknown, present or future, common law, statutory or otherwise, against the Partnership, Ensource Energy Company LLC, Lehman Brothers Inc., The Ospraie Fund L.P., Ospraie Special Opportunities Master Alternative Holdings LLC, JPMorgan Chase Bank, as trustee and depository of Eastern American Natural Gas Trust, the Wilmington Trust Company, as Delaware trustee of Eastern American Natural Gas Trust, and their respective officers, directors employees, agents, representatives, attorneys, affiliates and subsidiaries as a result of being a holder of depositary units. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Partnership to be necessary or desirable to complete the purchase or exchange of the depositary units tendered for exchange hereby.
      The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful attorney-in-fact of the undersigned with respect to the depositary units tendered hereby with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) deliver the Certificates representing such depositary units to the Partnership, and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Partnership, (ii) present such depositary units for transfer on the books of JPMorgan Chase Bank, as depository of such depositary units, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such depositary units, all in accordance with the terms of the Offer.
      The undersigned understands and agrees that the method of delivery of the depositary units and this Letter of Transmittal is at the election and risk of the holder of the depositary units. If delivery of the depositary units is by mail, registered mail with return receipt requested, properly insured, is recommended. Neither this Letter of Transmittal nor any depositary units should be sent to the Partnership.

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 2, 4 and 8)
(To be completed only if the cash consideration or Common Units and the special cash distribution are to be issued in the name of someone other than the undersigned.)
Issue and mail cash consideration or statements of Common Units registered under DRS and the special cash distribution to:
Name:

(Please Print)
Address:

(City) (State) (Zip)
(Complete Substitute Form W-9 and FIRPTA Certificate)
SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 2, 4 and 8)
(To be completed only if the cash consideration or statements of Common Units registered under DRS and the special cash distribution are to be mailed to the undersigned at an address other than that shown on the record address.)
Mail cash consideration or Common Units and the special cash distribution to:
Name:

(Please Print)
Address:

(City) (State) (Zip)
SPECIAL DTC INSTRUCTIONS
(See Instructions 2, 4 and 8)
(To be completed only if cash consideration or Common Units and the special cash distribution are to be transferred by book-entry to an account maintained at the Depository Trust Company (“DTC”) on behalf of the undersigned.)
Deliver the cash consideration or Common Units and the special cash distribution by book-entry transfer to:
Name of Institution:

(Please Print)
DTC Participant Number:

Transmission Code Number:

BY EXECUTING THIS LETTER OF TRANSMITTAL, THE UNDERSIGNED HEREBY DELIVERS TO ENSOURCE ENERGY INCOME FUND LP FOR PURCHASE OR EXCHANGE THE SECURITIES INDICATED IN THE BOX ENTITLED “DESCRIPTION OF DEPOSITARY UNITS SURRENDERED.”
(See Instruction 4)
(Complete Substitute Form W-9 and FIRPTA Certificate)

(Signature(s) of Holder(s))
Dated:

Name:
(Please Print)

(Title of Signer if Acting in a Representative Capacity)
Address:

(City) (State) (Zip)
Telephone Number:

SIGNATURE(S) GUARANTEED BY:
(To be completed only if required by
Instructions 2 and 4)
The undersigned hereby guarantees the signature(s) which appear(s) on this Letter of Transmittal and the Certificates representing depositary units and any corporate powers surrendered pursuant to this Letter of Transmittal.

(Name of Institution Issuing Guarantee)
By:

(Authorized Signature)
Title:

Address of Guaranteeing Firm:

Dated:

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL
     1. Use of Letter of Transmittal. This Letter of Transmittal is to be completed by (i) brokers or banking institutions who hold depositary units of Eastern American Natural Gas Trust (“NGT”) on behalf of their clients or (ii) beneficial owners of depositary units who hold such depositary units on their own behalf. This Letter of Transmittal, properly completed and duly executed, together with the surrendered certificates representing such depositary units and any documents required by this Letter of Transmittal, should, unless otherwise instructed, be sent by mail or overnight courier or delivered by hand to the Exchange Agent, in each case at the appropriate address set forth on the front page of this Letter of Transmittal, in order to make an effective surrender. Until all necessary steps have been taken to surrender certificates for depositary units, no exchange or purchase shall be made.
     If you are a holder of depositary units and wish to tender your depositary units, but (1) the certificates for depositary units are not immediately available or (2) time will not permit your certificates for depositary units or other required documents to reach the Exchange Agent before the expiration of the Offer, you may effect a tender if: (1) the tender is made through an Eligible Institution (as defined below); (2) prior to the expiration of the Offer, (3) the Exchange Agent receives from an Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided below, setting forth your name and address and the amount of depositary units you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery; and (4) the Exchange Agent receives within three New York Stock Exchange, Inc. (“NYSE”) trading days after the date of execution of the Notice of Guaranteed Delivery: (a) the certificates for all physically tendered depositary units, in proper form for transfer, (b) a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and (c) all other documents required by the Letter of Transmittal. The Notice of Guaranteed Delivery may be sent by overnight courier, hand delivery, registered or certified mail or facsimile transmission and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.
     The method of delivery of all documents is at the option and risk of the undersigned and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.
     2. Guarantee of Signatures. Signatures on this Letter of Transmittal must be guaranteed in accordance with Rule 17Ad-15 (promulgated under the Securities Exchange Act of 1934) by an eligible institution that is a participant in a stock transfer association recognized program, such as a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an international bank, securities dealer, securities broker or other financial institution licensed to do business in its home country (an “Eligible Institution”) unless (i) the Letter of Transmittal is signed by the registered holder(s) of the depositary units tendered therewith and such holder(s) have not completed the “Special Issuance Instructions” or “Special Delivery Instructions” boxes above or (ii) the depositary units described above are delivered for the account of an Eligible Institution. IN ALL OTHER CASES, ALL SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION.
     3. Inadequate Space. If the space provided in the box entitled “Description of Depositary Units Surrendered” above is inadequate, the certificate numbers and number of depositary units being delivered should be listed on a separate signed schedule affixed hereto.
     4. Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.

(a)	If this Letter of Transmittal is signed by the registered holder(s) of the depositary units delivered herewith, the signature(s) of the holder on this Letter of Transmittal must correspond exactly with the name(s) as written on the face of the certificate for depositary units without alteration, or any change whatsoever.

(b)	If any depositary units are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c)	If any depositary units are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary or required documents as there are different registrations of certificates for depositary units.

(d)	Do not endorse the certificates for depositary units if the Common Units are to be issued in the name of the registered holder(s) unless the registered holder(s) is/are completing the Special Issuance Instructions.

(e)	If the cash consideration or Common Units are to be issued and paid in the name of a person other than the signer of a Letter of Transmittal, then the certificates representing the depositary units surrendered for cash or in exchange therefor, as the case may be, must be endorsed or accompanied by an appropriate instrument of transfer signed exactly as the name of the registered owner appears on such certificates for depositary units, with the signatures on the certificates or instruments of transfer guaranteed by an Eligible Institution (unless signed by an Eligible Institution).

(f)	If this Letter of Transmittal or any certificate for depositary units, proxy or corporate power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Partnership of their authority to so act must be submitted.

(g)	If this Letter of Transmittal is signed by a person other than the registered holder(s) of the depositary units listed, the certificate for depositary units must be endorsed or accompanied by appropriate corporate powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates. Signatures on such certificates for depositary units or corporate powers must be guaranteed by an Eligible Institution (unless signed by an Eligible Institution).
     5. Partial Tenders. Tenders of fewer than all of the depositary units evidenced by a certificate will not be accepted. All depositary units represented by certificates delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.
     6. Presumption of Exchange. If you do not select an option or select more than one, it will be assumed that as to these depositary units of NGT you have no preference and the depositary units of NGT shall be designated Exchange Consideration Election depositary units. In addition, your election is subject to certain limits and allocation procedures set forth in the Prospectus.
     7. Withholding and Foreign Status. The Exchange Agent and Ensource Energy Income Fund LP are entitled to deduct and withhold from the consideration otherwise payable pursuant to the Exchange Offer described in the Prospectus to any holder of depositary units any amounts that the Exchange Agent or the Partnership, as the case may be, is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, or any provision of state, local or foreign tax law. To the extent that amounts are withheld, the withheld amounts shall be treated for all purposes as having been paid to the holder of depositary units in respect of which such deduction and withholding was made.
     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold certain amounts if the transferor is a foreign person. Tax withheld under Section 1445 of the Internal Revenue Code is not in addition to U.S. federal income tax. If Section 1445 withholding results in an overpayment of U.S. federal income tax, a refund may be obtained from the Internal Revenue Service. To inform the transferee that withholding of certain amounts is not required upon the disposition of a U.S. real property interest, complete the FIRPTA Certificate below.
     Because a disregarded entity is not considered the transferor for U.S. tax purposes, a disregarded entity may not certify that it is the transferor of a U.S. real property interest. Rather, the owner of the disregarded entity is treated as the transferor of property and must provide a FIRPTA certificate to avoid withholding under Section 1445. A disregarded entity for these purposes means an entity that is a disregarded as an entity separate from its owner under Treas. Reg. § 301.7701-3, a qualified REIT subsidiary as defined in Section 856(i) of the Internal Revenue Code, or a qualified subchapter S subsidiary under Section 1361(b)(3)(B) of the Internal Revenue Code.
     8. Special Issuance, Special Delivery and Special DTC Instructions. If the Common Units are to be issued and paid to someone other than the broker or banking institution who holds the depositary units tendered, or mailed to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. The Common Units are eligible for book-entry transfer through DTC. If the Common Units are to be issued and delivered through DTC, the appropriate box on this Letter of Transmittal should be completed.
     9. Irregularities. All questions as to the form of documents and the validity of depositary units will be resolved by the Partnership, in its sole discretion, whose determination shall be final and binding. The Partnership reserves the absolute right to reject any deliveries of any certificates for depositary units tendered for exchange that are not in proper form, or the acceptance of which would, in the opinion of the Partnership or its counsel, be unlawful. The Partnership reserves the absolute right to waive any defect or irregularity of delivery for exchange with regard to any depositary units.
     10. Mutilated, Lost, Stolen or Destroyed Certificates. Any holder whose certificate(s) for depositary units have been mutilated, lost, stolen or destroyed should complete this Letter of Transmittal and attach a letter to it indicating that his/her certificate(s) for depositary units has/have been mutilated, lost, stolen or destroyed and mail or otherwise deliver both to the Exchange Agent at the address set forth on the front of this Letter of Transmittal. The holder will then be instructed as to the steps he/she must take in order to be issued Common Units and be paid the special cash distribution.
     11. Requests for Assistance or Additional Copies. Requests for assistance or for additional copies of this Letter of Transmittal may be directed to the Exchange Agent at one of the addresses or telephone numbers set forth on the cover of this Letter of Transmittal.